CLEARWIRE COMMUNICATIONS LLC
and
CLEARWIRE FINANCE, INC.,
as Issuers,
GUARANTORS NAMED HEREIN,
as Guarantors,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

Indenture
Dated as of March 1, 2013
1.00% Exchangeable Notes due 2018

Clearwire Communications LLC
and
Clearwire Finance, Inc.*
Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of March 1, 2013

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	6.08
(a)(2)	6.08
(a)(5)	6.08
(b)	6.09
§ 312 (a)	7.01
(b)	7.02
(c)	7.02
§ 313 (a)	7.03
(b)(1)	1.02
(b)(2)	1.02
(c)(1)	1.02, 7.03
(c)(2)	1.02, 7.03
§ 314 (a)	N/A
(a)(4)	N/A
(b)	N/A
(c)(1)	N/A
(c)(2)	N/A
(c)(3)	N/A
d)	N/A
e)	N/A
f)	N/A
§ 315 a)	6.01
b)	6.02
c)	6.01
d)	6.01
e)	6.01, 6.03
§ 316 (a)(last sentence)	1.01 (“Outstanding”)
(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(b)	5.08
(c)	1.04(d)
§ 317 (a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§ 318 (a)	1.11

* This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS1
1This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

EXHIBITS

EXHIBIT A — Form of Note
EXHIBIT B — Form of Certificate of Transfer
EXHIBIT C — Form of Certificate of Exchange
EXHIBIT D — Form of Supplemental Indenture
EXHIBIT E — Form of Incumbency Certificate
EXHIBIT F — Form of Notice of Exchange
EXHIBIT G — Form of Repurchase Notice

vivivi

INDENTURE, dated as of March 1, 2013 (this “Indenture”), among CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company (the “Company”) having its principal executive offices at 1475 120th Avenue NE, Bellevue, WA 98005, the direct subsidiary of the Company, CLEARWIRE FINANCE, INC., a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”) having its principal executive offices at 1475 120th Avenue NE, Bellevue, WA 98005, the Guarantors (as defined below) from time to time party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as trustee (in such capacity, the “Trustee”).
RECITALS OF THE ISSUERS
The Issuers have duly authorized the creation of an issue of 1.00% Exchangeable Notes due 2018 (the “Notes”), and to provide therefor the Issuers have duly authorized the execution and delivery of this Indenture. As used herein, “Notes” shall include any Additional Notes that are issued pursuant to this Indenture unless the context otherwise requires.
Each Guarantor named in the signature pages hereto has duly authorized its Guarantee of the Notes and to provide therefor each such Guarantor has duly authorized the execution and delivery of this Indenture.
All things necessary have been done to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid and legally binding obligations of the Issuers and to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with their and its terms.
All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01    Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
(b)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;
(c)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined); and
(d)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of any Notes sold in reliance on Rule 144A.
“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04(a) of this Indenture.
“Additional Notes” has the meaning set forth in Section 3.03.
“Additional Settlement Consideration” has the meaning specified in Section 13.04(c) of this Indenture.
“Additional Shares” has the meaning specified in Section 13.05(a) of this Indenture.
“Adjusted Net Assets” has the meaning specified in Section 12.05 of this Indenture.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms

“controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Note Registrar, co-registrar, Paying Agent, Exchange Agent, or additional paying or exchange agent.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Authenticating Agent” has the meaning specified in Section 6.12 of this Indenture.
“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
“Blockage Notice” has the meaning specified in Section 14.03 of this Indenture.
“Board of Directors” means:
(1)    with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limit liability company, the Board of Directors of the managing member; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and, if required by this Indenture, delivered to the Trustee.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the place of payment are authorized or obligated by law, regulation or executive order to close.
“Capital Stock” means

(1)    in the case of a corporation, corporate stock,
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Class B Common Stock” means Class B common stock of Parent, par value $0.0001 per share.
“Class B Common Units” has the meaning specified in the Operating Agreement.
“Clause A Distribution” has the meaning specified in Section 13.06(c) of this Indenture.
“Clause B Distribution” has the meaning specified in Section 13.06(c) of this Indenture.
“Clause C Distribution” has the meaning specified in Section 13.06(c) of this Indenture.
“Clearstream” means Clearstream Banking, Société Anonyme, and its successors.
“Clearwire International” means Clearwire International, LLC, a Washington limited liability company.
“close of business” means 5:00 p.m., New York City time.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Stock” means the Class A common stock of Parent, par value $0.0001 per share, subject to Section 13.08 hereto.
“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(b)    to advance or supply funds
(1)    for the purchase or payment of any such primary obligation, or
(2)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(c)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Wilmington Trust, National Association, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402-1544, Attention: Clearwire Communications LLC Administrator, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Defaulted Interest” has the meaning specified in Section 3.07 of this Indenture.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.11 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means The Depository Trust Company (“DTC”), its nominees and their respective successors.
“Designated First Lien Indebtedness” means any Obligations outstanding under the First-Priority Indentures.

“Distributed Property” has the meaning specified in Section 13.06(c) of this Indenture.
“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Foreign Subsidiary.
“Effective Date” has the meaning specified in Section 13.05(c) of this Indenture.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equityholders’ Agreement” means the Equityholders Agreement dated as of the effective date of the Restated Certificate of Incorporation, by and among Parent, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, Google Inc., BHN Spectrum Investments, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, and Middlefield Ventures, Inc., as amended on December 8, 2010 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time).
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
“Event of Default” has the meaning specified in Section 5.01 of this Indenture.
“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question, from Parent or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Exchange Agent” has the meaning specified in Section 10.02 of this Indenture. The Trustee will initially act as Exchange Agent.
“Exchange Date” has the meaning specified in Section 13.03(c) of this Indenture.
“Exchange Obligation” has the meaning specified in Section 13.01 of this Indenture.
“Exchange Privilege Condition” means either of the following shall have occurred: (a) the Merger Agreement shall have been terminated in accordance with its terms, or (b) the transactions contemplated by the Merger Agreement shall have been consummated.

“Exchange Rate” has the meaning specified in Section 13.01 of this Indenture.
“Exchange Shares” means any shares of Common Stock issuable upon exchange of the Notes pursuant to Article Thirteen.
“FCC” means the Federal Communications Commission and any successor thereto.
“FCC License” means any paging, mobile telephone, specialized mobile radio, microwave or personal communications services and any other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of any Wireless Communications System.
“FCC License Rights” means any right, title or interest in, to or under any FCC License, whether directly or indirectly held, including, without limitation, any rights owned, granted, approved or issued directly or indirectly by the FCC or held, leased, licensed or otherwise acquired from or through any party (including without limitation any rights under Spectrum Leases).
“Fee Entitlement Termination” has the meaning given such term in the Merger Agreement.
“Fee Waiver” has the meaning given such term in the Merger Agreement.
“Finance Co” means the Person named as the “Finance Co” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Finance Co” shall mean such successor Person.
“First-Priority Indentures” means the indentures pursuant to which the First-Priority Notes were issued.
“First-Priority Notes” means (i) the Issuers’ existing 12% Senior Secured Notes due 2015 outstanding on the Issue Date and (ii) the Issuers’ existing 14.75% First-Priority Senior Secured Notes due 2016 outstanding on the Issue Date.
“Foreign Subsidiary” means, with respect to any Person, (1) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (2) Clearwire International.
“Fundamental Change” shall be deemed to have occurred if, after the Issue Date, any of the following occurs:
(1) (A) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; or
(B) Permitted Holders shall own, acquire or control (or have the right to own, acquire or control) shares of Common Stock that were issued by Parent to the public prior to the Issue Date to the extent any such shares constitute more than 1% of the shares of Common Stock outstanding as of the Issue Date; provided, that this clause (B) shall not apply to Sprint or its Affiliates; or
(C) either of the Issuers becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or other acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the voting stock of Parent or any of its direct or indirect parents; or
(2)    Parent is involved in a consolidation with or merger into any other person, or any merger of another person (other than one of its Subsidiaries) into Parent, or any other similar transaction or series of related transactions pursuant to which shares of Common Stock will be converted into cash, securities or other property or Parent sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of Parent and its Subsidiaries, taken as a whole; provided, however, that a Fundamental Change will not be deemed to have occurred pursuant to this clause (2) if at least 90% of the consideration received, excluding cash payments for fractional shares, by holders of Common Stock in the transaction or transactions under this clause (2) consists of shares of common stock that are listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) and as a result of this transaction or transactions, the Notes become convertible or exchangeable into such consideration; or
(3)    Common Stock (or any other security into which the Notes become convertible or exchangeable in connection with a reorganization event of Parent) ceases to be listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; or
(4)    Shareholders of Parent approve any plan for its liquidation, dissolution or termination;
provided, that any transaction with Sprint or its Affiliates, including, without limitation, the Sprint Merger, shall not constitute a Fundamental Change.

“Fundamental Change Issuer Notice” has the meaning specified in Section 11.02(c) of this Indenture.
“Fundamental Change Repurchase Date” has the meaning specified in Section 11.02(a) of this Indenture.
“Fundamental Change Repurchase Notice” has the meaning specified in Section 11.02(b) of this Indenture.
“Fundamental Change Repurchase Price” has the meaning specified in Section 11.02(a) of this Indenture.
“Funding Guarantor” has the meaning specified in Section 12.05 of this Indenture.
“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.
“Global Note Legend” means the legend set forth in Section 2.03 hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bear the Global Note Legend and that have the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 hereof.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantee” means the guarantee by any Guarantor of the Issuers’ obligations under this Indenture.
“Guarantee Blockage Notice” has the meaning specified in Section 15.03 of this Indenture.
“Guarantee Payment Blockage Period” has the meaning specified in Section 15.03 of this Indenture.

“Guarantor” means each Wholly Owned Domestic Subsidiary of the Company on the Issue Date and any other Persons that become guarantors under this Indenture in accordance with the terms of this Indenture.
“Guarantor Payment Default” has the meaning specified in Section 15.03 of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under
(a)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(b)    other agreements or arrangements designed to manage, hedge or protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“Holder” means a registered holder of Notes.
“Indebtedness” means, with respect to any Person,
(a) any indebtedness (including principal and premium) of such Person, whether or not contingent
(1) in respect of borrowed money;
(2) evidenced by bonds, Notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);
(3) representing the deferred and unpaid balance of the purchase price of any property (including capitalized lease obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business; or
(4) representing any interest rate Hedging Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;
provided, however, that (x) Contingent Obligations incurred in the ordinary course of business, (y) Spectrum Leases or any guarantee of obligations under Spectrum Leases or FCC License Rights and (z) obligations under or in respect of Receivables Facilities shall be deemed not to constitute Indebtedness.
“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
“Issue Date” means March 1, 2013.
“Issuer Request” or “Issuer Order” means a written request or order (which may be in the form of a standing order or request) delivered to the Trustee and signed in the name of each of the Issuers, in each case by any of the following Officers: Chairman, President, any Vice President, Treasurer or an Assistant Treasurer.
“Issuers” means the Persons named as the “Issuers” in the first paragraph of this Indenture, until successor Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuers” shall mean such successor Persons.
“Issuers’ Cancellation Condition” means that a Fee Entitlement Termination shall have occurred and no Fee Waiver shall have been delivered within the required time period set forth in Section 6.3(c) of the Merger Agreement.
“Issuers’ Exchange Condition” means that the Merger Agreement shall have been terminated pursuant to Section 6.1(c)(iii) thereof.
“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuers for this purpose.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of repurchase or otherwise.
“Maturity Date” means June 1, 2018.
“Merger Agreement” has the meaning set forth in the Note Purchase Agreement.
“Merger Event” has the meaning specified in Section 13.08(a) of this Indenture.
“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).
“Non-Guarantor Payment Default” has the meaning specified in Section 15.03 of this Indenture.
“Non-payment Default” has the meaning specified in Section 14.03 of this Indenture.
“Note Documents” means the Notes, the Guarantees and this Indenture.
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 17, 2012, as amended by the First Amendment to the Note Purchase Agreement, dated as of January 31, 2013, and the Second Amendment to the Note Purchase Agreement, dated as of February 26, 2013, among Parent, the Company, Finance Co and Sprint.
“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.05.
“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Notes, including the Additional Notes, shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include any Additional Notes.

“Notice of Exchange” has the meaning specified in Section 13.03(b) of this Indenture.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Officer” means the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or Finance Co.
“Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in this Indenture.
“open of business” means 9:00 a.m., New York City time.
“Operating Agreement” means the Amended and Restated Operating Agreement of the Company, dated as of November 28, 2008, as amended, supplemented or otherwise modified from time to time.
“Opinion of Counsel” means, with respect to any Person, a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be counsel for such Person, including an employee of such Person.
“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii) Notes, or portions thereof, that have become due and payable (whether at the Maturity Date, upon any Fundamental Change Repurchase Date or upon exchange or otherwise) and for whose payment money in the necessary amount and shares of Common Stock (or other consideration due upon exchange), as applicable, has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if any Issuer shall act as Paying Agent) for the Holders of such Notes; and
(iii) Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this

Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuers;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Issuers or any other obligor upon the Notes or any Affiliate of the Company (other than Sprint) or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.
“Parent” means Clearwire Corporation and its successors.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“pay its Guarantee” has the meaning specified in Section 15.03 of this Indenture.
“pay the Notes” has the meaning specified in Section 14.03 of this Indenture.
“Paying Agent” has the meaning specified in Section 10.02 of this Indenture. The Trustee will initially act as Paying Agent.
“Payment Blockage Notice” has the meaning specified in Section 14.03 of this Indenture.
“Payment Default” has the meaning specified in Section 14.03 of this Indenture.
“Permitted Holders” means (i) Sprint, Comcast Corporation, Bright House Networks, LLC and Intel Corporation, any of their respective successors and their respective Affiliates or (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in (i), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such “group”; provided, that for purposes of clause (1)(B) of the definition of Fundamental Change, Affiliate shall mean a direct or indirect Subsidiary of such Person or such Person’s parent company or any Affiliate that such Person (or its parent company) can directly or indirectly control or otherwise cause to refrain from purchasing securities.
“Permitted Junior Securities” means:
(1)    equity interests in the Company, any Guarantor or any direct or indirect parent of the Company; or

(2)    unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Designated First Lien Indebtedness hereunder;
provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under Designated First Lien Indebtedness is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided, further that to the extent that any Designated First Lien Indebtedness outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any Designated First Lien Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
“Private Placement Legend” has the meaning specified in Section 2.03 of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuers and the Guarantors pursuant to which the Issuers and/or any of their Subsidiaries sells their accounts receivable to a Person that is not a Guarantor.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of Parent, by statute, by contract or otherwise).
“Reference Property” has the meaning specified in Section 13.08(a) of this Indenture.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Issue Date, between the Issuers, the Guarantors, Parent and Sprint, as such agreement may be amended, modified or supplemented from time to time.

“Regular Record Date” has the meaning specified in Section 3.01 of this Indenture.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, in each case assigned by the Trustee to administer its corporate trust matters, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend (which shall initially include all Notes issued to Sprint).
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the distribution compliance period applicable to domestic issuers set forth in Regulation S.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Secured Notes” means, collectively, (i) the First Priority Notes and (ii) the Issuers’ 12% Second-Priority Secured Notes due 2017 outstanding on the Issue Date.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.
“Senior Indebtedness” means
(a)    all Hedging Obligations (and guarantees thereof) permitted to be incurred under the terms of the indentures governing the Secured Notes;
(b)    any other Indebtedness of the Issuers or any Guarantor permitted to be incurred under the terms of the indentures governing the Secured Notes, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee; and
(c)    all Obligations with respect to the items listed in the preceding clauses (a) and (b).
“Sprint Merger” means the transactions contemplated by the Merger Agreement.
“Significant Subsidiary” means any Guarantor that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof. “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.
“Spectrum Lease” any lease, license, agreement or other arrangement pursuant to which the Issuers or any Guarantor leases, licenses or otherwise acquires or obtains any rights, whether exclusive or non-exclusive, with respect to any FCC License, to which the Issuers or any Guarantor is now or may hereafter become a party, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Spin-Off” has the meaning specified in Section 13.06(c) of this Indenture.
“Sprint” means Sprint Nextel Corporation, a Kansas corporation.
“Stated Maturity” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.
“Stock Delivery Agreement” means the Stock Delivery Agreement, by and among the Issuers and Parent, dated the date hereof.
“Stock Price” has the meaning specified in Section 13.05(c) of this Indenture.
“Subordinated Indebtedness” means
(a) with respect to the Issuers, any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes, and
(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.
“Subsidiary” means, with respect to any Person,
(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which
(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
(y) such Person or any Subsidiary of such Person is a controlling general partner managing member of such entity.
“Successor Company” has the meaning specified in Section 8.01 of this Indenture.
“Successor Person” has the meaning specified in Section 8.02 of this Indenture.
“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.
“Trigger Event” has the meaning specified in Section 13.06(c) of this Indenture.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
“unit of Reference Property” has the meaning specified in Section 13.08(a) of this Indenture.
“Valuation Period” has the meaning specified in Section 13.06(c) of this Indenture.
“Wholly Owned,” when referring to a Subsidiary of any Person, means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“Wireless Communications System” means any system to provide telecommunications services, including, without limitation, specialized mobile radio system, radio paging system,

mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, EBS/ITFS-based system or BRS/MDS/MMDS-based system, data transmission system or any other paging, mobile telephone, radio, microwave, communications, broadband or data transmission system.
SECTION 1.02    Compliance Certificates and Opinions.
Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.05(a)) shall include:
(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 1.03    Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company or Finance Co may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or Finance Co stating that the information with respect to such factual matters is in the possession of the Company or Finance Co, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.04    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.
(d)    If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuers or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.
SECTION 1.05    Notices, Etc., to Trustee, Issuers, Any Guarantor and Agent.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1) the Trustee by any Holder or by the Issuers or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at Wilmington Trust, National Association, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402-1544, Fax (612) 217-5651, Attention: Clearwire Communications LLC Administrator, or
(2) the Issuers or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuers or such Guarantor addressed to it at the address of its principal office specified in the first paragraph, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuers or such Guarantor.
SECTION 1.06    Notice to Holders; Waiver.
Where this Indenture provides for notice of any event to Holders by the Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.
In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Noteholder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the applicable procedures of the Depositary.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
SECTION 1.07    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 1.08    Successors and Assigns.
All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.08 hereof.
SECTION 1.09    Separability Clause.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.10    Benefits of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Exchange Agent, any Note Registrar and their successors hereunder, the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Designated First Lien Indebtedness, the holders of Designated First Lien Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11    Governing Law.
This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are referred to herein or are otherwise required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
SECTION 1.12    Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to Trust Indenture Act Section 3.12(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Note Registrar and anyone else shall have the protection of Trust Indenture Act Section 3.12(c).
SECTION 1.13    Legal Holidays.
In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Fundamental Change Repurchase Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity or Maturity, as the case may be.
SECTION 1.14    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note and the related Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
SECTION 1.15    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
SECTION 1.16    Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.
SECTION 1.17    USA Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
SECTION 1.18    Waiver of Jury Trial.
EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 1.19    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with its banking practices to resume performance as soon as practicable under the circumstances.
SECTION 1.20    Calculations.
Except as otherwise provided herein, the Issuers shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Exchange Rate of the Notes. The Issuers shall make all these calculations in good faith and, absent manifest error, the Issuers’ calculations shall be final and binding on Holders of Notes. The Issuers shall provide a schedule of their calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Issuers’ calculations without independent verification. The Trustee will forward the Issuers’ calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Issuers.
ARTICLE 2

NOTE FORMS

SECTION 2.01    Forms Generally.
The Notes shall be known and designated as “1.00% Exchangeable Notes due 2018” of the Issuers. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
Notes shall be printed, lithographed, typewritten or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officers of the Issuers executing such Notes, as evidenced by their execution of such Notes.
Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.11 hereof.
The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
SECTION 2.02    Form of Trustee’s Certificate of Authentication.
The Trustee shall, upon receipt of an Issuer Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Issuer Orders, except as provided in Section 3.06 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
Subject to Section 6.11, the Trustee’s certificate of authentication shall be in substantially the following form:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION.
This is one of the Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
Dated: ___________

By ________________________________
Authorized Signatory

SECTION 2.03    Restrictive Legends.
To the extent required under applicable U.S. securities laws, each Note shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
Each Global Note shall also bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.11 OF THE INDENTURE.
Each Exchange Share shall bear the following (except to the extent that such legend is not required under applicable U.S. securities laws):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE

TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
Each Regulation S Global Note and Exchange Share sold pursuant to Regulation S shall bear a legend in substantially the following form:
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: CLEARWIRE COMMUNICATIONS LLC, 1475 120TH AVENUE NE, BELLEVUE, WA 98005, ATTENTION: GENERAL COUNSEL, AND CLEARWIRE FINANCE, INC., 1475 120TH AVENUE NE, BELLEVUE, WA 98005, ATTENTION: GENERAL COUNSEL.
ARTICLE 3

THE NOTES
SECTION 3.01    Title and Terms.

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Section 3.03 hereof, as part of the same series as the Notes and pursuant to the terms of the Note Purchase Agreement; provided, further, that the first $120 million of Notes issued under this Indenture shall be issued in such a manner so as to be able to be cancelled pursuant Section 13.01(b) hereof.
The Notes shall be known and designated as the “1.00% Exchangeable Notes due 2018” of the Issuers. The Stated Maturity of the Notes shall be June 1, 2018, and the Notes shall bear interest at the rate of 1.00% per annum from the date of their issuance, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on June 1 and December 1 in each year commencing on the first June 1 or December 1 to occur after the Notes have been issued and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the May 15 and November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Regular Record Date”).
The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed or wire transfer to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency shall be the office of the trustee maintained for such purpose.
The Notes shall be subject to repurchase as provided in Article Eleven and exchangeable as provided in Article Thirteen.
The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Issuers are irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.
SECTION 3.02    Denominations.
The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.
SECTION 3.03    Execution, Authentication, Delivery and Dating.
The Notes shall be executed on behalf of the Company and Finance Co by any two Officers of each of Company and Finance Co. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company and Finance Co shall bind the Company and Finance Co, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.
On the Issue Date, the Issuers shall deliver the Notes in the aggregate principal amount set out in the applicable Draw Notice delivered in accordance with the Note Purchase Agreement (a copy of which shall be provided to the Trustee) and executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes. At any time and from time to time after the Issue Date and in accordance with the Note Purchase Agreement, the Issuers may deliver additional Notes having identical terms and conditions to the Notes issued on the Issue Date (the “Additional Notes”) executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein and the Note Purchase Agreement have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes. In each case, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Issuers that it may reasonably require in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
Each Note shall be dated the date of its authentication.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
In case an Issuer or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which such Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture in the form of Exhibit D hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
SECTION 3.04    Temporary Notes.
Pending the preparation of definitive Notes, the Issuers may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
SECTION 3.05    Registration, Registration of Transfer and Exchange.
The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.
Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 10.02, the Issuers shall execute, and upon Issuer Order the

Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.
At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuers, duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange or repurchase of Notes, but the Issuers may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 3.03, 3.04, 9.06 or 11.02 not involving any transfer.
SECTION 3.06    Mutilated, Destroyed, Lost and Stolen Notes.
If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), as the case may be, or is to be exchanged pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, the Issuers in its discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 3.07    Payment of Interest; Interest Rights Preserved.
Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 10.02; provided, however, that, subject to Section 3.01 hereof, each installment of interest may at the Issuers’ option be paid by (i) mailing a check for such interest, payable to the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.
Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes plus one percent (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuers, at its election in each case, as provided in clause (1) or (2) below:
(1) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the

Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 3.08    Persons Deemed Owners.
Prior to the due presentment of a Note for registration of transfer, the Issuers, any Guarantor, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.
SECTION 3.09    Cancellation.
All Notes surrendered for payment, repurchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Issuers shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 3.10    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 3.11    Book-Entry and Transfer Provisions.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:
(1)    the Depositary (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fails to appoint a successor depositary;
(2)    the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Definitive Notes; or
(3)    there has occurred and is continuing a Default or Event of Default with respect to the Notes and the beneficial owner thereof has requested such exchange.
Upon the occurrence of either of the events described in Section 3.11(a)(1) or (2), Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.04 and 3.06 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 3.04 or 3.06 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.11(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.11(b) or (c) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same

Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 3.11(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.11(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either:
(A)    both:
(x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(y) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(y) instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.11(g) hereof.
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.11(b)(2) above and:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(c)    Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Note Registrar of the following documentation:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;
(2)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(3)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(4)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or another exemption from the registration requirements under the Securities Act (other than Rule 144A or Regulation S), a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(5)    if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(6)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.11(g) hereof, and the Issuers shall execute and upon Issuer Order the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.11(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.11(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein to the extent required under applicable U.S. securities laws.
(d)    Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Global Notes.
If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, then, upon receipt by the Note Registrar of the following documentation:
(C)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;
(D)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(E)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(F)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or another exemption from the registration requirements under the Securities Act (other than Rule 144A or Regulation S), a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(G)    if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(H)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Global Note.
(e)    Transfer and Exchange of Restricted Definitive Notes for Restricted Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.11(e), the Note Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.11(e). Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:
(1)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(2)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(3)    if the transfer will be made pursuant to Rule 144 or another exemption from the registration requirements under the Securities Act (other than Rule 144A or Regulation S), to the Issuers or any Subsidiary thereof or pursuant to an effective registration statement under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(f)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(g)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order in accordance with Section 2.02 hereof or at the Note Registrar’s request.
(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.04, 9.03 and 11.02 hereof).
(3)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(4)    Neither the Note Registrar nor the Issuers will be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(5)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
(6)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(7)    All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section

3.11 to effect a registration of transfer or exchange may be submitted by facsimile.
(8)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.
(9)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
SECTION 3.12    CUSIP Numbers.
The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers in addition to serial numbers in notices of repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the CUSIP numbers.
SECTION 3.13    Additional Notes.
The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.
SECTION 3.14    Additional Interest.
The Issuers are parties to the Registration Rights Agreement, pursuant to which they are obligated to pay additional interest on the Notes upon the occurrence of certain events specified in the Registration Rights Agreement. The Company will pay such additional interest on regular Interest Payment Dates.
ARTICLE 4

SATISFACTION AND DISCHARGE
SECTION 4.01    Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuer Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto and except as provided in the last two paragraphs of this Section 4.01) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:
(1) either
(e)    all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
(f)    all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable (whether at the Maturity Date, upon any Fundamental Change Repurchase Date or upon exchange or otherwise) and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in the necessary amount and shares of Common Stock (or other consideration due upon exchange), as applicable, sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including any interest to the date of such deposit;
(2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound;
(3) the Issuers have paid or caused to be paid all sums payable by it under this Indenture;
(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money and Common Stock (or other consideration due upon Exchange), as applicable, toward the payment of such Notes; and
(5) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 6.07, the obligations of the Issuers to any Authenticating Agent under Section 6.12 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02    Application of Trust Money.
Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.01; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 5

REMEDIES
SECTION 5.01    Events of Default.
“Event of Default”, wherever used herein, means one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1) default in payment when due and payable, upon repurchase, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture (whether or not prohibited by Article Fourteen or Fifteen hereof);
(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture (whether or not prohibited by Article Fourteen or Fifteen hereof);
(3) failure by the Issuers to comply with their obligation to exchange or repurchase the Notes in accordance with the Indenture upon exercise of a Holder’s exchange or repurchase right;
(4) failure by the Issuers to issue a Fundamental Change Issuer Notice in accordance with Section 11.02(c) when due;

(5) failure by the any Issuer or any Guarantor to comply with its obligations under Article Eight for 30 days or more;
(6) failure by any Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its other agreements in this Indenture or the Notes (other than those specified in Section 5.01(1), (2), (3), (4) or (5) above);
(7) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor or the payment of which is guaranteed by the Issuers or any Guarantor, other than Indebtedness owed to the Issuers or any of their respective Subsidiaries, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:
(A) such default either (x) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or (y) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million or more at any one time outstanding;
(8) failure by the Issuers or any Significant Subsidiary to pay final judgments aggregating in excess of $75.0 million (other than any judgments covered by indemnities provided by Permitted Holders or insurance policies issued by reputable and creditworthy companies, so long as such Permitted Holders have not disputed in writing responsibility therefor or insurance providers have not disclaimed in writing coverage), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(9) any of the following events with respect to the Issuers or any Guarantor that is a Significant Subsidiary:
(A) the Issuers or any Guarantor that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law
(i) commences a voluntary case;
(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv) takes any comparable action under any foreign laws relating to insolvency; or
(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Issuers or any Guarantor that is a Significant Subsidiary in an involuntary case;
(ii) appoints a Custodian of the Issuers or any Guarantor that is a Significant Subsidiary or for any substantial part of its property; or
(iii) orders the winding up or liquidation of the Issuers or any Guarantor that is a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 days; or
(10) any Guarantee of a Significant Subsidiary or group of Subsidiaries that taken together as of the latest audited consolidated financial statements for the Issuers and their Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Guarantees) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together as of the latest audited consolidated financial statements of the Issuers and their respective Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture, its Guarantee and the Issuers fail to cause such Guarantor or Guarantors, as the case may be, to rescind such denials or disaffirmations within 30 days;
provided, however, that a default under Section 5.01(5), (6) or (10) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in Section 5.01(5), (6) or (10) after receipt of such notice.
SECTION 5.02    Acceleration of Maturity; Rescission and Annulment.
If an Event of Default (other than an Event of Default specified in Section 5.01(9) above) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders); provided, however, that so long as any Designated First Lien Indebtedness is outstanding, no such acceleration shall be effective until the earlier of:
(1)    acceleration of any such Designated First Lien Indebtedness; or

(2)    five Business Days after the giving of written notice of such acceleration to the Issuers and the administrative agent or trustee under such Designated First Lien Indebtedness.
Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 5.01(9) above occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.
At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:
(a)    the Issuers have paid or deposited with the Trustee a sum sufficient to pay:
(A) all overdue interest on all Outstanding Notes,
(B) all unpaid principal of (and premium on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes plus one percent,
(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes plus one percent, and
(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(b)    Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13, no such rescission shall affect any subsequent default or impair any right consequent thereon.
Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 5.01(7) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose,
(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or
(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z) if the default that is the basis for such Event of Default has been cured.
SECTION 5.03    Collection of Indebtedness and Suits for Enforcement by Trustee.
The Issuers covenant that if:
(a)    default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)    default is made in the payment of the principal of (or premium on) any Note at the Maturity thereof, the Issuers will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers, any Guarantor or any other obligor upon the Notes, wherever situated.
If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including but without limitation, seeking recourse against any Guarantor.
SECTION 5.04    Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor including any Guarantor, upon the Notes or the property of the Issuers or of such other obligor or their creditors and the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 5.05    Trustee May Enforce Claims Without Possession of Notes.
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
SECTION 5.06    Application of Money Collected.
Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 6.07;
SECOND: To holders of Designated First Lien Indebtedness of the Issuers and, if such money or property has been collected from a Guarantor, to holders of Designated First Lien Indebtedness of such Guarantor, in each case to the extent required by Article Fourteen and/or Article Fifteen hereof, as applicable;

THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
FOURTH: The balance, if any, to the Issuers or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
SECTION 5.07    Limitation on Suits.
No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
(2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
(4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
SECTION 5.08    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Note on the respective Stated Maturities expressed in such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 5.09    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 5.10    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 5.11    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 5.12    Control by Holders.
The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:
(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) subject to Section 3.15 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.
(4) prior to taking any such action, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 5.13    Waiver of Past Defaults.
Subject to Sections 5.08 and 9.02 and the last paragraph of Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
SECTION 5.14    Waiver of Stay or Extension Laws.
Each of the Issuers, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 6

THE TRUSTEE
SECTION 6.01    Duties of the Trustee.
(c)    Except during the continuance of an Event of Default,

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.
(d)    In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Event of Default shall have been given to the Trustee by the Issuers, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(e)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
(1)    this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
SECTION 6.02    Notice of Defaults.
Within 90 (ninety) days after the earlier of receipt from the Issuers of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.
SECTION 6.03    Certain Rights of Trustee.
Subject to the provisions of TIA Sections 315(a) through 315(d):
(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
(4) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation;
(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
(10) the Trustee may request that the Issuers deliver an Officers’ Certificate substantially in the Form of Exhibit E hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
(11) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(12) the Trustee shall not be liable for the actions or omissions of the Company, Finance Co, the Guarantors, or any other Person and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Company, Finance Co or the Guarantors with the terms hereof or the Note Documents;
(13) any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or the Note Documents shall not be construed as a duty; and
(14) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Company or this Indenture. Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph.
The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
SECTION 6.04    Trustee Not Responsible for Recitals or Issuance of Notes.
The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Note Documents, the Note Purchase Agreement or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a “Statement of Eligibility” on Form T-1 supplied to the Issuers are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for (i) the use or application by the Issuers of Notes or the proceeds thereof or (ii) the terms and conditions of the Note Purchase Agreement or compliance by the Issuers thereto.
SECTION 6.05    May Hold Notes.
The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuers or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuers with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
SECTION 6.06    Money Held in Trust.
Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.
SECTION 6.07    Compensation and Reimbursement.
The Issuers agree:
(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for all services rendered by it hereunder

(which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Note Document (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and
(3) to indemnify the Trustee and any predecessor Trustee (and each of their officers, directors, employees, counsel and agents) for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Indenture and the Note Documents including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuers, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The obligations of the Issuers under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuers, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(8), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
The provisions of this Section shall survive the termination of this Indenture.
SECTION 6.08    Corporate Trustee Required; Eligibility.
There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1), (2) and (5) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 6.09    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.
(b)    The Trustee may resign at any time by giving written notice thereof to the Issuers. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.
(d)    If at any time:
(4)    the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or
(5)    the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or
(6)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)    The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
SECTION 6.10    Acceptance of Appointment by Successor.
(a)    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
(b)    Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.
(c)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 6.11    Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 6.12    Appointment of Authenticating Agent.
At any time when any of the Notes remain Outstanding, the Trustee may appoint an authenticating agent or agents (each, an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuers. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Issuers agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuers and such Authenticating Agent.
If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
This is one of the Notes designated therein referred to in the within-mentioned Indenture.
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
        as Authenticating Agent
By:
        as Authorized Officer
ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUERS
SECTION 7.01    Issuers to Furnish Trustee Names and Addresses.
The Issuers will furnish or cause to be furnished to the Trustee
(c)    semiannually, not more than five days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(d)    at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuers of any such request, a list of similar form and content to that in paragraph (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.
SECTION 7.02    Disclosure of Names and Addresses of Holders.
Every Holder of Notes, by receiving and holding the same, agrees with the Issuers and the Trustee that none of the Issuers or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).
SECTION 7.03    Reports by Trustee.
Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the Issuers at the place of payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).
ARTICLE 8

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS
SECTION 8.01    Issuers May Consolidate, Etc., Only on Certain Terms.
Neither Issuer may consolidate or merge with or into or wind up into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions unless:
(1) such Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);
(2) the Successor Company, if other than such Issuer, expressly assumes all the obligations of such Issuer under this Indenture, the Notes pursuant to supplemental indentures;
(3) immediately after such transaction no Default or Event of Default exists;

(4) each Guarantor, unless it is the other party to the transactions described above, in which case Section 8.02(2) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
(5) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.
The Successor Company shall succeed to, and be substituted for such Issuer under this Indenture and the Notes and such Issuer (if not the Successor Company) will be fully released from its obligations under this Indenture and the Notes. Notwithstanding the foregoing,
(a)    any Subsidiary that is not a Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Guarantor;
(b)    any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Guarantor; and
(c)    the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Guarantor or the Company in another State of the United States.
SECTION 8.02    Guarantors May Consolidate, Etc., Only on Certain Terms.
Subject to Section 12.08 and the last paragraph of this Section 8.02, each Guarantor shall not, and the Issuers will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(1) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
(2) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to supplemental indentures;
(3) immediately after such transaction no Default or Event of Default exists; and
(4) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

Notwithstanding the foregoing, (i) any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company and (ii) any Subsidiary that is not a Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Guarantor.
SECTION 8.03    Successor Substituted.
Subject to Section 12.08, upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Issuers or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which the Issuers or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuers or such Guarantor, as the case may be, under this Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuers or such Guarantor, as the case may be, herein and/or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.
ARTICLE 9

SUPPLEMENTAL INDENTURES
SECTION 9.01    Amendments or Supplements Without Consent of Holders.
Notwithstanding the foregoing, without the consent of any Holder, the Issuers and any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee and the Notes in form satisfactory to the Trustee, for any of the following purposes:
(1) to cure any ambiguity, omission, mistake, defect or inconsistency;
(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3) to comply with Article Eight hereof or to evidence the succession of another Person to the Company or to any Guarantor and to provide for the assumption of the Issuers’ or any Guarantor’s obligations to Holders, in each case in accordance with the terms hereof;
(4) to comply with Section 13.08 hereof;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any such Holder;
(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers;
(7) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 6.09 and 6.10; or
(8) to add a Guarantor under this Indenture.
SECTION 9.02    Amendments, Supplements or Waivers with Consent of Holders.
With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Issuers and the Trustee, the Issuers, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Issuers or their Affiliates (other than Sprint) (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:
(1) make any change that adversely affects the exchange or repurchase rights of any Notes;
(2) reduce the Fundamental Change Repurchase Price of any Note as calculated in accordance with Section 11.02 or amend or modify in any manner adverse to the Holders the Issuers’ obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(3) make any change that would reduce the Additional Shares deliverable upon a Fundamental Change as provided in Section 13.05 hereto;
(4) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(5) reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the repurchase of the Notes (other than Section 11.02);

(6) reduce the rate of or change the time for payment of interest on any Note;
(7) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;
(8) make any Note payable in money other than that stated in the Notes;
(9) make any change in Section 5.13 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;
(10) make any change in these amendment and waiver provisions;
(11) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
(12) make any change to or modify the ranking or subordination provisions of Notes and the Guarantees that would adversely affect the Holders.
The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
SECTION 9.03    Execution of Amendments, Supplements or Waivers.
In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, that all conditions precedent thereto have been satisfied, and, to the extent applicable, that there is no material adverse effect on the Holders. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.04    Effect of Amendments, Supplements or Waivers.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 9.05    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.
SECTION 9.06    Reference in Notes to Supplemental Indentures.
Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
SECTION 9.07    Notice of Supplemental Indentures.
Promptly after the execution by the Issuers, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuers shall give notice thereof to the Holders of each Outstanding Note, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.
ARTICLE 10

COVENANTS
SECTION 10.01    Payment of Principal, Premium, if Any, and Interest.
The Issuers covenant and agree for the benefit of the Holders that they will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.
SECTION 10.02    Maintenance of Office or Agency.
The Issuers will maintain an office or agency where Notes may be presented or surrendered for payment or repurchase (the “Paying Agent”) or for exchange (the “Exchange Agent”), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
SECTION 10.03    Money for Notes Payments to Be Held in Trust.
If any Issuer shall at any time act as Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Issuers shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of such action or any failure so to act.
The Issuers will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2) give the Trustee notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and
(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.
SECTION 10.04    Corporate Existence.
Subject to Article Eight, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Guarantor and the corporate rights (charter and statutory) and franchises of the Issuers and each Guarantor; provided, however, that the Issuers shall not be required to preserve any such right or franchise if management of the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their respective Subsidiaries as a whole.
SECTION 10.05    Statement by Officers as to Default.
(g)    The Issuers will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and the Guarantors during the preceding fiscal year, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of the Guarantors to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Issuers during such preceding fiscal year, has kept, observed, performed and fulfilled, and has caused each of the Guarantors to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such fiscal year, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 10.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
(h)    When any Default or Event of Default has occurred and is continuing under this Indenture, the Issuers shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within 10 Business Days of its occurrence.
SECTION 10.06    Reports and Other Information.
(d)    So long as any Notes are outstanding, the Company shall be required to provide to the Trustee and Holders, without cost to the Trustee or any Holder:
(1)    within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports containing the information required to be contained in a filing with the Commission on Form 10-K, or any successor or comparable form, or required in such successor or comparable form;
(2)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in a filing with the Commission on Form 10-Q or any successor or comparable form or required in such successor or comparable form; and
(3)    promptly from time to time after the occurrence of an event that would require information about such event to be provided to the Commission on Form 8-K, or any successor or comparable form, a current report with such information; provided that unless otherwise required to be provided to Holders, current reports shall only be required with respect to the following Form 8-K Items (or its successor item): Item 1.01 (Entry into a Material Definitive Agreement), Item 1.02 (Termination of a Material Definitive Agreement), Item 1.03 (Bankruptcy or Receivership), Item 2.01 (Completion of Acquisition or Disposition of Assets), Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), Item 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), Item 2.05 (Costs Associated with Exit or Disposal Activities), Item 4.01 (Changes in Registrant’s Certifying Accountant), Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), Item 5.01 (Changes in Control of Registrant), Items 5.02 (a), (b) and (c) (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers) and Item 9.01 (Financial Statements and Exhibits, but only with respect to financial statements and pro forma financial information relating to transactions required to be reported pursuant to Item 2.01); provided, however, that unless otherwise required to be provided to Holders, no such current report shall be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders of Notes or the business, assets, operations, financial positions or prospects of the Company and its Subsidiaries, taken as a whole;

provided, however, that unless otherwise required to be provided to Holders:
(A)    such reports required pursuant to Section 10.06(a)(1) shall not be required to include the information contemplated by Item 1B, Item 4, Item 5, Item 9A, Item 9A(T), Item 10 (but only with respect to information required by Items 405, 406 and 407 of Regulation S-K; provided, however, that such reports shall be required to present the information contemplated by Item 10 with exclusions consistent with the information in (or excluded from) the Issuers’ offering memorandum, dated December 3, 2010, with respect to their 8.25% Exchangeable Notes due 2040), Item 11, Item 13 (both only with respect to the information required by Item 407 of Regulation S-K; provided, however, that such reports shall be required to present the information contemplated by Items 11 and 13 with exclusions consistent with the information in (or excluded from) the Issuers’ offering memorandum, dated December 3, 2010, with respect to their 8.25% Exchangeable Notes due 2040) and Item 14 of Form 10-K, as in effect on the Issue Date;
(B)    such reports required pursuant to Section 10.06(a)(2) shall not be required to include the information contemplated by Item 4 and Item 4T of Part I thereof and Item 2 and Item 4 of Part II of Form 10-Q, as in effect on the Issue Date; and
(C)    such reports required pursuant to Section 10.06(a)(1), (2) and (3) (i) shall not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), in each case, as in effect on the Issue Date or any successor provision thereto, and (ii) shall not be required to comply with Items 402, 405, 406, 407 and 601 of Regulation S-K promulgated by the Commission, in each case, as in effect on the Issue Date or any successor provision thereto;
in each case, in a manner that complies in all material respects with the requirements specified in such form. The Company shall make the information referred to above in this clause (a) available by posting such information on a publicly accessible page on the Company’s website (or that of any of its parent companies). To the extent not satisfied by the foregoing, the Company shall agree that, for so long as any Notes are outstanding, it shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(e)    The Issuers may satisfy their obligations in this Section 10.06 with respect to information relating to the Issuers by furnishing information relating to the Parent; provided that, with respect to any audited or unaudited financial statements, the same is accompanied by consolidating information that explains in reasonable detail the differences between the financial information relating to the Parent, on the one hand, and the information relating to the Issuers and the Subsidiaries on a stand-alone basis, on the other hand.

(f)    If Parent or the Company has electronically filed with the Securities and Exchange Commission’s Next-Generation EDGAR system (or any successor system), the reports described in clause (a) above (including any consolidating information required by clause (b), unless otherwise provided to the Trustee and the Holders), the Issuers shall be deemed to have satisfied the foregoing requirements.
(g)    The Issuers shall also hold quarterly conference calls for the Holders of the Notes to discuss financial information for the previous quarter. The conference call shall be following the last day of each fiscal quarter of the Issuers and not later than ten Business Days from the time that the Issuers distribute the financial information as set forth in Section 10.06(a)(1) and (2), as applicable above. No fewer than two Business Days prior to the conference call, the Issuers shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, the Issuers may satisfy the requirements of this paragraph by (i) combining the conference calls required above with the earnings conference calls of the Parent that are held on a quarterly basis with equity holders or (ii) holding the conference calls required above within the time period required as part of any earnings calls of the Issuers in accordance with past practice.
Nothing herein shall be construed so as to require the Issuers to include in such reports any information specified in Rule 3-10 or Rule 3-16 of Regulation S-X. Delivery of such reports, information and documents to the Trustee pursuant to this Section 10.06 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates).
SECTION 10.07    Future Subsidiary Guarantors.
The Issuers shall cause each wholly-owned Domestic Subsidiary that (i) is formed or acquired following the Issue Date and (ii) executes a guarantee with respect to any other Indebtedness of the Parent or the Issuers, to execute and deliver to the Trustee a supplemental indenture pursuant to which such wholly-owned Domestic Subsidiary will unconditionally Guarantee (subject to Section 12.08), on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior secured basis and all other obligations under this Indenture.
ARTICLE 11

REPURCHASE OF NOTES UPON A FUNDAMENTAL CHANGE
SECTION 11.01    Sinking Fund.
There shall be no sinking fund provided for the Notes.
SECTION 11.02    Repurchase at Option of Holders Upon a Fundamental Change.

(a)    If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Issuers to repurchase all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuers that is not less than 20 calendar days nor more than 35 calendar days (or such longer period required by law) following the date of the Fundamental Change Issuer Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuers shall instead pay the full amount of accrued and unpaid interest to Holders of record as of the preceding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article Eleven.
(b)    Repurchases of Notes under this Section 11.02 shall be made, at the option of the Holder thereof, upon:
(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form attached hereto as Exhibit G, if the Notes are certificated, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii) delivery of the Notes, if the Notes are certificated, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the corporate trust office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(i) in the case of Definitive Notes, the certificate numbers of the Notes to be delivered for repurchase;
(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(iii) that the Notes are to be repurchased by the Issuers pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03.
The Paying Agent shall promptly notify the Issuers of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(c)    On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Issuers shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Issuer Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Issuers shall publish a notice containing the information set forth in the Fundamental Change Issuer Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Issuers may use at that time. Each Fundamental Change Issuer Notice shall specify:
(i) the events causing the Fundamental Change;
(ii) the date of the Fundamental Change;
(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article Eleven;
(iv) the Fundamental Change Repurchase Price;
(v) the Fundamental Change Repurchase Date;
(vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;
(vii) if applicable, the Exchange Rate and any adjustments to the Exchange Rate;
(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Issuers to repurchase their Notes.
No failure of the Issuers to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.02.
At the Issuers’ request, the Trustee shall give such notice in the Issuers’ name and at the Issuers’ expense; provided, however, that, in all cases, the text of such Fundamental Change Issuer Notice shall be prepared by the Issuers.
(d)    Notwithstanding the foregoing, no Notes may be repurchased by the Issuers on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuers in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Definitive Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuers in the payment of the Fundamental Change Repurchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
SECTION 11.03    Withdrawal of Fundamental Change Repurchase Notice.
(h)    A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the corporate trust office of the Paying Agent in accordance with this Section 11.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:
(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,
(ii) if Definitive Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.
SECTION 11.04    Deposit of Fundamental Change Repurchase Price.

(i)    The Issuers will deposit with the Paying Agent, or if the Issuers are acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 10.03 of this Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 11.02) and (ii) the time of book-entry transfer or the delivery of such Notes to the Trustee (or other Paying Agent appointed by the Issuers) by the Holder thereof in the manner required by Section 11.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Issuers, return to the Issuers any funds in excess of the Fundamental Change Repurchase Price.
(j)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).
(k)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 11.02, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
SECTION 11.05    Covenant to Comply with Applicable Laws Upon Repurchase of Notes.
In connection with any repurchase offer, the Issuers will, if required:
(h)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;
(i)    file a Schedule TO or any successor or similar schedule; and
(j)    otherwise comply with all federal and state securities laws in connection with any offer by the Issuers to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article Eleven to be exercised in the time and in the manner specified in this Article Eleven.

Notwithstanding the foregoing, to the extent the provisions of this Section 11.05 conflict with the provisions of the Securities Act, Exchange Act or any other federal or state securities laws, the Issuers shall comply with the provisions of the Securities Act, Exchange Act or such federal or state securities laws, as applicable.
ARTICLE 12

GUARANTEES
SECTION 12.01    Guarantees.
Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Issuers hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 12.04 hereof.
Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the

Issuers or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (x) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.
Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 12.02    Severability.
In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.03    Ranking of Guarantee.
The Guarantee issued by any Guarantor shall be a senior obligation of such Guarantor. The Guarantees shall: (a) rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor, (b) be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor, (c) be effectively subordinated to any secured

Indebtedness of each Guarantor as to the assets security such Indebtedness, and (d) be expressly subordinated to Designated First Lien Indebtedness as described in Article Fifteen and (e) be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of such Guarantor that do not Guarantee the Notes.
SECTION 12.04    Limitation of Guarantors’ Liability.
Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 12.04, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.
SECTION 12.05    Contribution.
In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers’ obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.
SECTION 12.06    Subrogation.
Each Guarantor shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.
SECTION 12.07    Reinstatement.
Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuers upon the bankruptcy or insolvency of the Issuers or any Guarantor.
SECTION 12.08    Release of a Guarantor.
Notwithstanding the foregoing and the other provisions of this Indenture, each Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee under this Article Twelve upon:
(a)    any sale, exchange or transfer (by merger or otherwise) of Capital Stock (following which the applicable Guarantor is no longer a Subsidiary of any Issuer) or all or substantially all the assets of such Guarantor;
(b)    the release or discharge of such Guarantor’s guarantee of Indebtedness which resulted in the requirement that such Guarantor provide a guarantee pursuant to Section 10.07, or
(c)    if the Issuers’ obligations hereunder are discharged in accordance with Section 4.01.
Any Guarantor shall be released from all its obligations under its Guarantee in accordance with Section 8.03.
SECTION 12.09    Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.
ARTICLE 13

EXCHANGE OF NOTES
SECTION 13.01    Exchange Privilege.
(i)    Subject to and upon compliance with the provisions of this Article Thirteen, upon Satisfaction of the Exchange Privilege Condition, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, at an initial exchange rate of 666.6700 shares of Common Stock (equivalent to an initial exchange price of approximately $1.50 per share) (subject to adjustment as provided in Sections 13.05 and 13.06, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Sections 13.03 and 13.04, the “Exchange Obligation”).
(j)    Notwithstanding any provision to the contrary herein (but subject to Section 13.04(b)), (i) in the event that the Issuers’ Cancellation Condition shall be satisfied, the Issuers shall no longer be obligated to effect any exchange otherwise required or permitted herein in respect of the first $120 million principal amount of the Notes issued hereunder (or such lesser amount as shall then be outstanding) and the Holders thereof shall promptly deliver such Notes to the Issuers or Trustee for cancellation and the debt thereunder shall be extinguished upon such surrender, and (ii) in the event that the Issuers’ Exchange Condition shall be satisfied, at the option of the Issuers, the Issuers may cause all remaining outstanding Notes to be exchanged into shares of Common Stock at the Exchange Rate; provided that the option set forth in clause (ii) must be exercised by the Issuers’ within 15 Business Days of the satisfaction of the Issuers’ Exchange Condition. The Issuers will follow the procedures set forth in this Article 13 to settle the resulting Exchange Obligation. In the event the Holder does not surrender the Notes referred to in the option set forth in clause (i) for cancellation, the Issuers shall no longer have any obligation to pay principal and interest on such Notes after the date the Issuers’ Cancellation Condition was satisfied and such failure to pay such principal and interest shall not constitute an Event of Default.
SECTION 13.02    [reserved].
SECTION 13.03    Exchange Procedure.
(k)    Upon exchange of any Note, the Issuers will settle the Exchange Obligation on the third Business Day immediately following the Exchange Date.
(l)    Before any Holder of a Note shall be entitled to exchange the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled and (ii) in the case of a Definitive Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) attached as Exhibit F hereto at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuers or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents. The Trustee (and if different, the Exchange Agent) shall notify the Issuers of any exchange pursuant to this Article Thirteen on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuers in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 11.02.
If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(m)    A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above. The Issuers shall issue or cause to be issued, and deliver to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuers’ Exchange Obligation.
(n)    In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Issuers or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.
(o)    Except as provided in Section 13.06, no adjustment shall be made for dividends on any shares issued upon the exchange of any Note as provided in this Article Thirteen.
(p)    Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuers shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.
(q)    Notwithstanding anything herein to the contrary, if any Note is exchanged after 5:00 p.m., New York City time, on a Regular Record Date for the payment of interest, the Holder of such Note at 5:00 p.m., New York City time, on such Regular Record Date will receive the full amount of interest payable on such Note on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment need be made:

(i)    if the Issuers have specified a Fundamental Change Repurchase Date during such period;
(ii)     to the extent of any overdue interest, if any overdue interest exists at the time of exchange of such Note; or
(iii)    in respect of any exchange for which the related Exchange Date occurs after the close of business on the Record Date immediately preceding the Maturity Date.
SECTION 13.04    Settlement upon Exchange.
(a)    The Issuers shall settle each exchange of Notes by delivering a number of shares of Common Stock equal to the then applicable Exchange Rate, and paying to the converting Holder any accrued and unpaid interest to the date of settlement. Parent and the Issuers have entered into a Stock Delivery Agreement, dated as of the Issue Date, whereby Parent has agreed to issue to the Issuers the number of shares of Common Stock necessary to deliver to all Holders upon exchange of Notes.
(b)    Notwithstanding anything to the contrary herein, with respect to any Note (or portion thereof) held, beneficially or of record, by Sprint or its Affiliates or any Member (as defined in the Operating Agreement) or its Affiliates, upon exchange of such Note, Sprint or such Affiliates shall, at their election, by notice delivered to the Issuers concurrently with the Notice of Exchange, receive in lieu of Common Stock issuable upon exchange, such number of shares of Class B Common Stock and Class B Common Units which, upon exchange thereof pursuant to the Operating Agreement, Equityholders’ Agreement, Clearwire’s Amended and Restated Certificate of Incorporation and the Stock Delivery Agreement shall entitle Sprint or such Affiliates to receive such number of shares of Common Stock equal to the Conversion Rate on the Conversion Date.
(c)    Following the Effectiveness Deadline (as defined in the Registration Rights Agreement), if the Common Stock is not on the Exchange Date covered by a valid and effective registration statement of Parent on Form S-3 that enables the resale of such shares by the Holder without restriction under the Securities Act or such shares delivered to the Holder are not otherwise freely tradeable without restriction under the Securities Act, the Issuers shall deliver to such Holder an additional 0.03 shares of Common Stock for each share of Common Stock that would otherwise have been due upon such exchange (the “Additional Settlement Consideration”). Any Additional Settlement Consideration will be delivered at the time of the delivery of Common Stock that would otherwise have been due upon exchange. Notwithstanding the foregoing, no such Additional Settlement Consideration shall be delivered with respect to any Exchange Shares if the reason such shares are not covered by a resale registration statement is due either to the Holder’s failure to comply with the delivery of information or other requirements contained in the Registration Rights Agreement or, if the Holder has complied with the delivery of information and other requirements contained in the Registration Rights Agreement, the ten Business Day period during which Parent may supplement the prospectus or amend the registration statement to add the stockholder as a selling stockholder has not expired and/or Parent is not required to supplement the prospectus or amend the registration statement pursuant to the terms of the Registration Rights Agreement because it has done so three or more times during that quarter.
(d)    [reserved].
(e)    Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth in Section 3.07. The Issuers’ settlement of the Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.
(f)    The Issuers shall not issue any fractional share of Common Stock upon exchange of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock due upon exchange based on the Last Reported Sale Price of the Common Stock on the Exchange Date.
SECTION 13.05    Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Fundamental Changes.
(a)    If a Fundamental Change occurs and a Holder elects to exchange its Notes in connection with such Fundamental Change, the Issuers shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the Effective Date of the Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date.
(b)    The Issuers shall notify the Holders of Notes of the Effective Date of any Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
(c)    The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Fundamental Change. If the holders of the Common Stock receive only cash in a Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Fundamental Change. The Board of Directors of the Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.
(d)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 13.06.
(e)    The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 13.05 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$1.40	$1.50	$1.75	$2.00	$2.25	$2.50	$2.75	$3.00	$3.25	$3.50	$3.75	$4.00
December 15,
2012	47.6190	42.7693	26.3664	20.7368	17.5800	15.4593	13.9573	12.7630	11.7721	10.9236	10.1861	9.5486
2013	47.6190	46.8286	26.0259	17.9593	14.6106	13.0501	11.7268	10.7063	9.8675	9.1564	8.5426	8.0066
2014	47.6190	51.9006	26.1567	15.0548	11.9191	10.2109	9.2362	8.4203	7.7579	7.2002	6.7192	6.2991
2015	47.6190	56.1513	25.7562	12.1003	8.0533	7.1005	6.4257	5.8786	5.4265	5.0382	4.7024	4.4083
2016	47.6190	56.0006	21.3396	7.4128	4.3049	3.7085	3.3722	3.0896	2.8518	2.6479	2.4714	2.3170
2017	47.6190	0.0000	0.0002	0.0000	0.0000	0.0001	0.0000	0.0000	0.0001	0.0000	0.0000	0.0000
The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
(ii) if the Stock Price is greater than $4.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate; and
(iii) if the Stock Price is less than $1.40 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon exchange exceed 714.2890 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 13.06.

Nothing in this Section 13.05 shall prevent an adjustment to the Exchange Rate pursuant to Section 13.06 in respect of a Fundamental Change.
SECTION 13.06    Adjustment of Exchange Rate.
The Exchange Rate shall be adjusted from time to time by the Issuers if any of the following events occurs, except that the Issuers shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 13.06, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)    If shares of Common Stock are issued exclusively as a dividend or distribution on shares of Common Stock, or if Parent effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:
where,
ER0    =     the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
ER’     =     the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or immediately after the open of business on such effective date, as applicable;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on such effective date, as applicable; and
OS’     =     the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 13.06(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13.06(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors of Parent determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If all or substantially all holders of Common Stock are entitled to receive any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:
where,
ER0    =     the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
ER’     =     the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0    =     the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X     =     the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y     =     the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 13.06(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the adjustment pursuant to this Section 13.06(b) not occurred.
For purposes of this Section 13.06(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.
(c)    If any dividend or distribution of shares of Parent’s Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 13.06(a) or Section 13.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 13.06(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 13.06(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of Parent, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:
where,
ER0    =     the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
ER’     =     the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0    =     the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV     =     the fair market value (as determined by the Board of Directors of Parent) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any increase made under this Section 13.06(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0”(as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors of Parent determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.06(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Parent’s Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Parent, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”) the Exchange Rate shall be increased based on the following formula:
where,
ER0    =     the Exchange Rate in effect immediately prior to the end of the Valuation Period;
ER’     =     the Exchange Rate in effect immediately after the end of the Valuation Period;
FMV0    =     the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0    =     the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Exchange Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any exchange during the Valuation Period, references in the portion of this Section 13.06(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Exchange Date in determining the Exchange Rate.
For purposes of this Section 13.06(c) (and subject in all respects to Section 13.12), rights, options or warrants distributed by Parent to all holders of the Common Stock entitling them to subscribe for or purchase shares of Parent’s Capital Stock, including the Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.06(c) (and no adjustment to the Exchange Rate under this Section 13.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 13.06(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 13.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 13.06(a), Section 13.06(b) and this Section 13.06(c), any dividend or distribution to which this Section 13.06(c) is applicable that also includes one or both of:
(A) a dividend or distribution of shares of Common Stock to which Section 13.06(a) is applicable (the “Clause A Distribution”); or
(B) a dividend or distribution of rights, options or warrants to which Section 13.06(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.06(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 13.06(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 13.06(a) and Section 13.06(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately after the close of business on such effective date, as applicable” within the meaning of Section 13.06(a) or “outstanding immediately prior to the open of business on such Ex-

Dividend Date or immediately after the close of business on such effective date, as applicable” within the meaning of Section 13.06(b).
(d)    If any cash dividend or distribution (other than in connection with a liquidation, dissolution or winding up) is made to all or substantially all holders of the Common Stock, the Exchange Rate shall be adjusted based on the following formula:
where,
ER0    =     the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
ER’     =     the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0    =     the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C     =     the amount in cash per share distributed to holders of its Common Stock.
Any increase pursuant to this Section 13.06(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Directors of Parent determines not to make or pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SPo”(as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Record Date for such cash dividend or distribution.
(e)    If Parent or any of its respective Subsidiaries or Affiliates, other than any Permitted Holder, make a payment in respect of a tender offer (which for the avoidance of doubt shall not include any open market buybacks or purchases that are not tender offers) or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:
where,

ER0    =     the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
ER’     =     the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC     =     the aggregate value of all cash and any other consideration (as determined by the Board of Directors of Parent) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0    =     the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);
OS’     =     the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP’     =     the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Exchange Rate under this Section 13.06(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 13.06(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Exchange Date in determining the Exchange Rate.
(f)    Except as stated herein, the Company shall not be required to adjust the Exchange Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
(g)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13.06, and to the extent permitted by applicable law and the rules and regulations of the NASDAQ Stock Market, the Issuers from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuers’ best interest. In addition, the Issuers may (but are not required to), to the extent permitted by applicable law and the rules and regulations of the NASDAQ Stock Market, increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Issuers shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.
(h)    Notwithstanding anything to the contrary in this Article Thirteen, the Exchange Rate shall not be adjusted:
(i) unless the adjustment would result in a change in the Exchange Rate of at least 1%; provided, however, that any adjustment which by reason of the foregoing is not required to be made shall be carried forward and such carried forward adjustment shall be made to the Exchange Rate, regardless of whether the aggregate adjustment is less than 1%, on the Exchange Date for any Notes;
(ii) upon the issuance of any shares of Common Stock pursuant to a plan for the reinvestment of dividends or interest or for a change in the par value of the Common Stock or a change to no par value of the Common Stock;
(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued; or
(iv) for accrued and unpaid interest.
(i)    All calculations and other determinations under this Article Thirteen shall be made by the Issuers and shall be made to the nearest one ten-thousandth (1/10,000) of a share.
(j)    Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuers shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)    For purposes of this Section 13.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Parent so long as Parent does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Parent, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
SECTION 13.07    Adjustments of Prices.
Whenever any provision of this Indenture requires the Issuers to calculate the Last Reported Sale Prices or the Stock Price over a span of multiple days, the Board of Directors of the Company shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date or Record Date of the event occurs, at any time during the period when such Last Reported Sale Prices or Stock Prices are to be calculated.
SECTION 13.08    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
(a)    In the case of:
(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a change in par value of the Common Stock, or from par value to no par value of the Common Stock, or from no par value to par value of the Common Stock or a subdivision or combination),
(ii) any consolidation, merger or combination involving Parent,
(iii) any sale, lease or other transfer to a third party of the consolidated assets of Parent and Parent’s Subsidiaries substantially as an entirety, or
(iv) any statutory share exchange,
in each case as a result of which the Common Stock would be exchanged into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes shall be changed into a right to exchange such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Issuers or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01 hereto providing for such change in the right to exchange each $1,000 principal amount of Notes.
If the Merger Event causes the Common Stock to be exchanged into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Issuers shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
To the extent that the Notes become exchangeable into the right to receive cash, interest will not accrue on such cash.
Such supplemental indenture described in the third immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article Thirteen. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors of the Company and practicable the provisions providing for the purchase rights set forth in Article Eleven.
(b)    In the event the Issuers shall execute a supplemental indenture pursuant to Section 13.08(a), the Issuers shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Issuers shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)    Neither Issuer shall become a party to any Merger Event unless its terms are consistent with this Section 13.08. None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes into shares of Common Stock as set forth in Section 13.01 and Section 13.03 prior to the effective date of such Merger Event.
(d)    The above provisions of this Section shall similarly apply to successive Merger Events.
SECTION 13.09    Certain Covenants.
(a)    Each Issuer covenants that it shall not deliver any shares of Common Stock upon exchange of Notes that will not be upon issuance fully paid and non-assessable by Parent and free from all taxes, liens and charges with respect to the issue thereof.
(b)    Each Issuer further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, it shall take whatever action is required, so long as the Common Stock shall be so listed on such exchange or automated quotation system, to ensure that any Common Stock issuable upon exchange of the Notes is so listed.
SECTION 13.10    Responsibility of Trustee.
The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Notes; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuers to transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuers contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 13.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01 hereto, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuers shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
SECTION 13.11    Notice to Holders Prior to Certain Actions.
In case of any:
(a)    action by the Issuers, one of their respective Subsidiaries or Parent that would require an adjustment in the Exchange Rate pursuant to Section 13.06 or Section 13.12; or
(b)    Merger Event; or
(c)    voluntary or involuntary dissolution, liquidation or winding-up of any of the Issuers, any of their respective Subsidiaries or Parent;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Issuers shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by either Issuer or one of their respective Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by any Issuer or one of their respective Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by either Issuer or one of their respective Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
SECTION 13.12    Stockholder Rights Plans.
To the extent that the Company has a rights plan in effect upon exchange of the Notes, each share of Common Stock issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of exchange, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon exchange of the Notes, the Exchange Rate shall be adjusted at the time of separation as if Parent distributed to all or substantially all holders of Common Stock shares of Capital Stock of Parent, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 13.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE 14

SUBORDINATION
SECTION 14.01    Agreement to Subordinate.
The Issuers, and each Holder by accepting a Note agrees, that the payment of all Obligations owing in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Fourteen, to the prior payment in full of all existing and future Designated First Lien Indebtedness of the Issuers and that the subordination is for the benefit of and enforceable by the holders of such Designated First Lien Indebtedness. The Notes shall in all respects rank pari passu in right of payment with all existing and future Senior Indebtedness of the Issuers, and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers. All provisions of this Article Fourteen shall be subject to Section 14.12.
SECTION 14.02    Liquidation, Dissolution, Bankruptcy.
Upon any payment or distribution of the assets of any Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of any Issuer or in a reorganization of or similar proceeding relating to any Issuer or such Issuer’s property:
(i)    the holders of Designated First Lien Indebtedness of the Issuers shall be entitled to receive payment in full in cash of such Designated First Lien Indebtedness before Holders shall be entitled to receive any payment; and
(ii)    until the Designated First Lien Indebtedness of the Issuers is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Designated First Lien Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities.
SECTION 14.03    Default on Designated First Lien Indebtedness of the Issuers.
The Issuers shall not pay principal of, premium, if any, or interest on the Notes (or pay any other Obligations relating to the Notes, including fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to Article Four hereof and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):
(i)    any Obligation on any Designated First Lien Indebtedness of the Issuers is not paid in full in cash when due (after giving effect to any applicable grace period); or
(ii)    any other default on Designated First Lien Indebtedness of the Issuers occurs and the maturity of such Designated First Lien Indebtedness Notes is accelerated in accordance with its terms;
unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated First Lien Indebtedness has been paid in full in cash; provided, however, that the Issuers shall be entitled to pay the Notes without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the trustee, agent or representative (if any) (the “Representative”) of all Designated First Lien Indebtedness with respect to which the Payment Default has occurred and is continuing.
During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated First Lien Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers shall not pay the Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuers) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated First Lien Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice; (ii) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated First Lien Indebtedness has been discharged or repaid in full in cash.
Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 14.03 and Section 14.02 hereof), unless the holders of such Designated First Lien Indebtedness or the Representative of such Designated First Lien Indebtedness shall have accelerated the maturity of such Designated First Lien Indebtedness or a Payment Default has occurred and is continuing, the Issuers shall be entitled to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated First Lien Indebtedness of the Issuers during such period. However, in no event shall the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).
SECTION 14.04    Acceleration of Payment of Notes.
If payment of the Notes is accelerated because of an Event of Default, the Issuers shall promptly notify the holders of Designated First Lien Indebtedness of the Issuers or the Representative of the First Priority Notes of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article Fourteen. If any Designated First Lien Indebtedness of the Issuers is outstanding, the Issuers may not pay the Notes until five Business Days after the Representatives of all the issuers of such Designated First Lien Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.
SECTION 14.05    When Distribution Must Be Paid Over.
If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated First Lien Indebtedness of the Issuers and pay it over to them as their interests may appear.
SECTION 14.06    Subrogation.
After all Designated First Lien Indebtedness of the Issuers is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Designated First Lien Indebtedness to receive distributions applicable to such Designated First Lien Indebtedness. A distribution made under this Article Fourteen to holders of such Designated First Lien Indebtedness which otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on such Designated First Lien Indebtedness.
SECTION 14.07    Relative Rights.
This Article Fourteen defines the relative rights of Holders and holders of Designated First Lien Indebtedness of the Issuers. Nothing in this Indenture shall:
(i)    impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;
(ii)    prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Designated First Lien Indebtedness of the Issuers to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Designated First Lien Indebtedness as set forth herein; or
(iii)    affect the relative rights of Holders and creditors of the Issuers other than their rights in relation to holders of Designated First Lien Indebtedness.
SECTION 14.08    Subordination May Not Be Impaired by Issuers.
No right of any holder of Designated First Lien Indebtedness of the Issuers to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or by its failure to comply with this Indenture.
SECTION 14.09    Rights of Trustee and Paying Agent.
Notwithstanding Section 14.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to him that payments may not be made under this Article Fourteen. The Issuer, the Note Registrar, the Paying Agent, a Representative or a holder of Designated First Lien Indebtedness of the Issuers shall be entitled to give the notice; provided, however, that, if an issue of Designated First Lien Indebtedness of the Issuers has a Representative, only such Representative shall be entitled to give the notice.
The Trustee in its individual or any other capacity shall be entitled to hold Designated First Lien Indebtedness of the Issuers with the same rights it would have if it were not Trustee. The Note Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Fourteen with respect to any Designated First Lien Indebtedness of the Issuers which may at any time be held by it, to the same extent as any other holder of such Designated First Lien Indebtedness, and nothing in Article Five shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 hereof or any other Section of this Indenture.
SECTION 14.10    Distribution or Notice to Representative.
Whenever a distribution is to be made or a notice given to holders of Designated First Lien Indebtedness of the Issuers, the distribution may be made and the notice given to their Representative (if any).
SECTION 14.11    Article Fourteen Not To Prevent Events of Default or Limit Right To Accelerate.
The failure to make a payment pursuant to the Notes by reason of any provision in this Article Fourteen shall not be construed as preventing the occurrence of a Default. Nothing in this Article Fourteen shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.
SECTION 14.12    Trust Moneys Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article Four hereof shall not be subordinated to the prior payment of any Designated First Lien Indebtedness of the Issuers or subject to the restrictions set forth in this Article Fourteen, and none of the Holders shall be obligated to pay over any such amount to the Issuers or any holder of Designated First Lien Indebtedness of the Issuers or any other creditor of the Issuers, provided that the subordination provisions of this Article Fourteen were not violated at the time the applicable amounts were deposited in trust pursuant to Article Four hereof.
SECTION 14.13    Trustee Entitled To Rely.
Upon any payment or distribution pursuant to this Article Fourteen, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Designated First Lien Indebtedness of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated First Lien Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated First Lien Indebtedness of the Issuers to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Designated First Lien Indebtedness Notes held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Fourteen, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 601 and 603 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Fourteen.
SECTION 14.14    Trustee To Effectuate Subordination.
A Holder by its acceptance of a Note agrees to be bound by this Article Fourteen and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated First Lien Indebtedness of the Issuers as provided in this Article Fourteen and appoints the Trustee as attorney-in-fact for any and all such purposes.
SECTION 14.15    Trustee Not Fiduciary for Holders of Designated First Lien Indebtedness of the Issuers.
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated First Lien Indebtedness of the Issuers and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuers or any other Person, money or assets to which any holders of Designated First Lien Indebtedness of the Issuers shall be entitled by virtue of this Article Fourteen or otherwise.
SECTION 14.16    Reliance by Holders of Designated First Lien Indebtedness of the Issuers on Subordination Provisions.
Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated First Lien Indebtedness of the Issuers, whether such Designated First Lien Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Designated First Lien Indebtedness and such holder of such Designated First Lien Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, Designated First Lien Indebtedness.
Without in any way limiting the generality of the foregoing paragraph, the holders of Designated First Lien Indebtedness of the Issuers may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders to the holders of Designated First Lien Indebtedness of the Issuers, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Designated First Lien Indebtedness of the Issuers, or otherwise amend or supplement in any manner Designated First Lien Indebtedness of the Issuers, or any instrument evidencing the same or any agreement under which Designated First Lien Indebtedness of the Issuers is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Designated First Lien Indebtedness of the Issuers; (iii) release any Person liable in any manner for the payment or collection of Designated First Lien Indebtedness of the Issuers; and (iv) exercise or refrain from exercising any rights against the Issuers and any other Person.
ARTICLE 15

SUBORDINATION OF GUARANTEES
SECTION 15.01    Agreement to Subordinate.
Each Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of such Guarantor under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article Fifteen, to the prior payment in full of all existing and future Designated First Lien Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Designated First Lien Indebtedness. A Guarantor’s obligations under its Guarantee shall in all respects rank pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor, as applicable. All provisions of this Article Fifteen shall be subject to Section 15.12.
SECTION 15.02    Liquidation, Dissolution, Bankruptcy.
Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a reorganization of or similar proceeding relating to such Guarantor’s property:
(i)    the holders of Designated First Lien Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of such Designated First Lien Indebtedness before Holders shall be entitled to receive any payment; and
(ii)    until the Designated First Lien Indebtedness of such Guarantor is are paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Designated First Lien Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities.
SECTION 15.03    Default on Designated First Lien Indebtedness of a Guarantor.
A Guarantor shall not make any payment pursuant to its Guarantee (or pay any other Obligations relating to its Guarantee, including fees, costs, expenses, indemnities and rescission or damage claims owing to Holders thereof) and may not purchase, redeem or otherwise retire any Notes (collectively, “pay its Guarantee”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Guarantor Payment Default”):
(i)    any Obligation on any Designated First Lien Indebtedness of such Guarantor is not paid in full in cash when due (after giving effect to any applicable grace period); or
(ii)    any other default on Designated First Lien Indebtedness of such Guarantor occurs and the maturity of such Designated First Lien Indebtedness is accelerated in accordance with its terms;
unless, in either case, the Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated First Lien Indebtedness has been paid in full in cash; provided, however, that such Guarantor shall be entitled to pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated First Lien Indebtedness with respect to which the Guarantor Payment Default has occurred and is continuing.
During the continuance of any default (other than a Guarantor Payment Default) (a “Non-Guarantor Payment Default”) with respect to any Designated First Lien Indebtedness of a Guarantor p pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guarantee (except in the form of Permitted Junior Securities) for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Guarantor and the Issuers) of written notice (a “Guarantee Blockage Notice”) of such Non-Guarantor Payment Default from the Representative of such Designated First Lien Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter. The Guarantee Payment Blockage Period shall end earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, the relevant Guarantor and the Issuers from the Person or Persons who gave such Guarantee Blockage Notice; (ii) because the default giving rise to such Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated First Lien Indebtedness has been discharged or repaid in full in cash.
Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 15.03 and Section 15.02 hereof), unless the holders of such Designated First Lien Indebtedness or the Representative of such Designated First Lien Indebtedness shall have accelerated the maturity of such Designated First Lien Indebtedness or a Guarantor Payment Default has occurred and is continuing, the relevant Guarantor shall be entitled to resume paying its Guarantee after the end of such Guarantee Payment Blockage Period. Each Guarantee shall not be subject to more than one Guarantee Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated First Lien Indebtedness of the relevant Guarantor during such period. However, in no event shall the total number of days during which any Guarantee Payment Blockage Period or Periods on a Guarantee is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Guarantee Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantee Blockage Notice unless such default shall have been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Guarantee Blockage Notice, that, in either case, would give rise to a Non-Guarantor Payment Default pursuant to any provisions under which a Non-Guarantor Payment Default previously existed or was continuing shall constitute a new Non-Guarantor Payment Default for this purpose).
SECTION 15.04    Demand for Payment.
If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article Twelve, the Issuers or such Guarantor shall promptly notify the holders of Designated First Lien Indebtedness of such Guarantor or the Representative of such Designated First Lien Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article Fifteen. If any Designated First Lien Indebtedness of a Guarantor is outstanding, such Guarantor may not pay its Guarantee until five Business Days after the Representatives of all the issuers of such Designated First Lien Indebtedness receive notice of such acceleration and, thereafter, may pay its Guarantee only if this Indenture otherwise permits payment at that time.
SECTION 15.05    When Distribution Must Be Paid Over.
If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated First Lien Indebtedness of the relevant Guarantor and pay it over to them as their interests may appear.
SECTION 15.06    Subrogation.
After all Designated First Lien Indebtedness of a Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Designated First Lien Indebtedness to receive distributions applicable to such Designated First Lien Indebtedness. A distribution made under this Article Fifteen to holders of such Designated First Lien Indebtedness which otherwise would have been made to Holders is not, as between the relevant Guarantor and Holders, a payment by such Guarantor on such Designated First Lien Indebtedness.
SECTION 15.07    Relative Rights.
This Article Fifteen defines the relative rights of Holders and holders of Designated First Lien Indebtedness of a Guarantor. Nothing in this Indenture shall:
(i)    impair, as between such Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments under its Guarantee in accordance with its terms;
(ii)    prevent the Trustee or any Holder from exercising its available remedies upon a default by such Guarantor under its obligations with respect to its Guarantee, subject to the rights of holders of Designated First Lien Indebtedness of such Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of the Designated First Lien Indebtedness as set forth herein; or
(iii)    affect the relative rights of Holders and creditors of such Guarantor other than their rights in relation to holders of the Designated First Lien Indebtedness.
SECTION 15.08    Subordination May Not Be Impaired by a Guarantor.
No right of any holder of Designated First Lien Indebtedness of a Guarantor to enforce the subordination of the obligations of such Guarantor under its Guarantee shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.
SECTION 15.09    Rights of Trustee and Paying Agent.
Notwithstanding Section 14.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to him that payments may not be made under this Article Fifteen. A Guarantor, the Note Registrar, the Paying Agent, a Representative or a holder of Designated First Lien Indebtedness of such Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Designated First Lien Indebtedness of such Guarantor has a Representative, only such Representative shall be entitled to give the notice.
The Trustee in its individual or any other capacity shall be entitled to hold Designated First Lien Indebtedness of a Guarantor with the same rights it would have if it were not Trustee. The Note Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Fifteen with respect to any Designated First Lien Indebtedness of a Guarantor which may at any time be held by it, to the same extent as any other holder of such Designated First Lien Indebtedness; and nothing in Article Five shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fifteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 hereof or any other Section of this Indenture.
SECTION 15.10    Distribution or Notice to Representative.
Whenever a distribution is to be made or a notice given to holders of Designated First Lien Indebtedness of a Guarantor, the distribution may be made and the notice given to their Representative (if any).
SECTION 15.11    Article Fifteen Not To Prevent Events of Default or Limit Right To Demand Payment.
The failure of a Guarantor to make a payment pursuant to its Guarantee by reason of any provision in this Article Fifteen shall not be construed as preventing the occurrence of a default by such Guarantor under its Guarantee. Nothing in this Article Fifteen shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Guarantor pursuant to Article Twelve hereof.
SECTION 15.12    Trust Moneys Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article Four hereof shall not be subordinated to the prior payment of any Designated First Lien Indebtedness of any Guarantor or subject to the restrictions set forth in this Article Fifteen, and none of the Holders shall be obligated to pay over any such amount to such Guarantor or any holder of Designated First Lien Indebtedness of such Guarantor or any other creditor of such Guarantor, provided that the subordination provisions of this Article Fifteen were not violated at the time the applicable amounts were deposited in trust pursuant to Article Four hereof.
SECTION 15.13    Trustee Entitled To Rely.
Upon any payment or distribution pursuant to this Article Fifteen, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 15.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Designated First Lien Indebtedness of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated First Lien Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated First Lien Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Designated First Lien Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Fifteen, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 601 and 603 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Fifteen.
SECTION 15.14    Trustee To Effectuate Subordination.
A Holder by its acceptance of a Note agrees to be bound by this Article Fifteen and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated First Lien Indebtedness of a Guarantor as provided in this Article Fifteen and appoints the Trustee as attorney-in-fact for any and all such purposes.
SECTION 15.15    Trustee Not Fiduciary for Holders of Designated First Lien Indebtedness of Guarantors.
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated First Lien Indebtedness of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or such Guarantor or any other Person, money or assets to which any holders of Designated First Lien Indebtedness of such Guarantor shall be entitled by virtue of this Article Fifteen or otherwise.
SECTION 15.16    Reliance by Holders of Designated First Lien Indebtedness of a Guarantor on Subordination Provisions.
Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated First Lien Indebtedness of a Guarantor, whether such Designated First Lien Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Designated First Lien Indebtedness and such holder of such Designated First Lien Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated First Lien Indebtedness.
Without in any way limiting the generality of the foregoing paragraph, the holders of Designated First Lien Indebtedness of a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the Holders to the holders of Designated First Lien Indebtedness of such Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Designated First Lien Indebtedness of such Guarantor, or otherwise amend or supplement in any manner Designated First Lien Indebtedness of such Guarantor, or any instrument evidencing the same or any agreement under which Designated First Lien Indebtedness of such Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Designated First Lien Indebtedness of such Guarantor; (iii) release any Person liable in any manner for the payment or collection of Designated First Lien Indebtedness of such Guarantor; and (iv) exercise or refrain from exercising any rights against such Guarantor and any other Person.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.
CLEARWIRE COMMUNICATIONS LLC

By: /s/ Hope F. Cochran
Name: Hope F. Cochran     Title: Chief Financial Officer
CLEARWIRE FINANCE, INC.

By: /s/ Hope F. Cochran
Name: Hope F. Cochran     Title: Chief Financial Officer

[Exchangeable Notes Indenture]

GUARANTORS:

CLEARWIRE LEGACY LLC
CLEARWIRE XOHM LLC

By: Clearwire Communications LLC, as manager

By: /s/ Hope F. Cochran
Name: Hope F. Cochran
Title: Chief Financial Officer

CLEAR MANAGEMENT SERVICES LLC
CLEAR WIRELESS, LLC
CLEARWIRE IP HOLDINGS LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC

By: Clearwire Communications LLC, as manager

By: /s/ Hope F. Cochran
Name: Hope F. Cochran
Title: Chief Financial Officer

CLEAR GLOBAL SERVICES LLC
CLEAR PARTNER HOLDINGS LLC

By: Clear Wireless LLC, as member

By: /s/ Hope F. Cochran
Name: Hope F. Cochran
Title: Chief Financial Officer

CLEARWIRE TELECOMMUNICATIONS SERVICES, LLC
FIXED WIRELESS HOLDINGS, LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS LLC

By: Clearwire Legacy LLC, as member

By: /s/ Hope F. Cochran
Name: Hope F. Cochran
Title: Chief Financial Officer

[Exchangeable Notes Indenture]

ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING DEVELOPMENT, LLC
AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF BEND, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF DENVER, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LINCOLN, LLC
AMERICAN TELECASTING LITTLE ROCK, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MICHIANA, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
ATI OF SANTA ROSA, LLC
ATI SUB, LLC
ATL MDS, LLC
BAY AREA CABLEVISION, LLC
BROADCAST CABLE, LLC
FRESNO MMDS ASSOCIATES, LLC
KENNEWICK LICENSING, LLC
NSAC, LLC
PCTV GOLD II, LLC
PCTV OF SALT LAKE CITY, LLC
PCTV SUB, LLC
PEOPLE’S CHOICE TV OF ALBUQUERQUE, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PEOPLE’S CHOICE TV OF ST. LOUIS, LLC
SPEEDCHOICE OF DETROIT, LLC
SCC X, LLC
SPEEDCHOICE OF PHOENIX, LLC
SPRINT (BAY AREA), LLC
TDI ACQUISITION SUB, LLC

[Exchangeable Notes Indenture]

TRANSWORLD TELECOM II, LLC
WAVEPATH SUB, LLC
WBS OF AMERICA, LLC
WBS OF SACRAMENTO, LLC
WBSFP LICENSING, LLC
WBSY LICENSING, LLC
WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, LLC

By: Clearwire XOHM LLC, as manager

By: /s/ Hope F. Cochran
Name: Hope F. Cochran
Title: Chief Financial Officer

[Exchangeable Notes Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Exchangeable Notes Indenture]

Guarantors

Clearwire Legacy LLC
Clearwire XOHM LLC
Fixed Wireless Holdings, LLC
Alda Wireless Holdings, LLC
American Telecasting Development, LLC
American Telecasting of Anchorage, LLC
American Telecasting of Bend, LLC
American Telecasting of Columbus, LLC
American Telecasting of Denver, LLC
American Telecasting of Fort Myers, LLC
American Telecasting of Ft. Collins, LLC
American Telecasting of Green Bay, LLC
American Telecasting of Lansing, LLC
American Telecasting of Lincoln, LLC
American Telecasting of Little Rock, LLC
American Telecasting of Louisville, LLC
American Telecasting of Medford, LLC
American Telecasting of Michiana, LLC
American Telecasting of Monterey, LLC
American Telecasting of Redding, LLC
American Telecasting of Santa Barbara, LLC
American Telecasting of Seattle, LLC
American Telecasting of Sheridan, LLC
American Telecasting of Yuba City, LLC
ATI of Santa Rosa, LLC
ATI Sub, LLC
ATL MDS, LLC
Bay Area Cablevision, LLC
Broadcast Cable, LLC
Fresno MMDS Associates, LLC
Kennewick Licensing, LLC
NSAC, LLC
PCTV Gold II, LLC
PCTV of Salt Lake City, LLC
PCTV Sub, LLC
People’s Choice TV of Albuquerque, LLC
People’s Choice TV of Houston, LLC
People’s Choice TV of St. Louis, LLC
SCC X, LLC
SpeedChoice of Detroit, LLC
SpeedChoice of Phoenix, LLC

Subsidiary Guarantors-1

Sprint (Bay Area), LLC
TDI Acquisition Sub, LLC
Transworld Telecom II, LLC
Wavepath Sub, LLC
WBSFP Licensing, LLC
WBS of America, LLC
WBS of Sacramento, LLC
WBSY Licensing, LLC
WCOF, LLC
Wireless Broadband Services of America, LLC
Clear Management Services LLC
Clearwire Spectrum Holdings LLC
Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Telecommunications Services, LLC
Clear Global Services LLC
Clear Partner Holdings LLC
Clear Wireless LLC
Clearwire IP Holdings LLC

Subsidiary Guarantors-2

EXHIBIT A
[FACE OF NOTE]
CLEARWIRE COMMUNICATIONS LLC
and
CLEARWIRE FINANCE, INC.
1.00% Exchangeable Note due 2018

No.	CUSIP No.
$
CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company (the “Company”) and CLEARWIRE FINANCE, INC., a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promise to pay to [___________], or its registered assigns, the principal sum of Dollars ($ ), on June 1, 2018.

Interest Rate:	1.00% per annum.
Interest Payment Dates:	June 1 and December 1 of each year commencing [·], 20[·].
Regular Record Dates:	May 15 and November 15 of each year.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.
CLEARWIRE COMMUNICATIONS LLC
By:
    Name:
    Title:
By:
    Name:
    Title:
CLEARWIRE FINANCE, INC.
By:
    Name:
    Title:
By:
    Name:
    Title:

(Form of Trustee’s Certificate of Authentication)
This is one of the 1.00% Exchangeable Notes due 2018 referred to in the within-mentioned Indenture.
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
By:
    Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]
CLEARWIRE COMMUNICATIONS LLC
and
CLEARWIRE FINANCE, INC.
1.00% Exchangeable Note due 2018
1.    Principal and Interest.
The Issuers will pay the principal of this Note on June 1, 2018.
The Issuers promise to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 1.00% per annum (subject to adjustment as provided below).
Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing [·], 20[·].
Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [●], 20[•]; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
The Issuers shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes plus one percent.
2.    Method of Payment.
The Issuers will pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuers will make payment to the Holder that surrenders this Note to any Paying Agent on or after June 1, 2018.
The Issuers will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal (premium, if any) and interest by its check payable in such money. The Issuers may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3.    Paying Agent, Exchange Agent and Note Registrar.
Initially, the Trustee will act as Paying Agent, Exchange Agent and Note Registrar. The Issuers may change any Paying Agent, Exchange Agent or Note Registrar upon written notice thereto. The Issuers, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Exchange Agent, Note Registrar or co-registrar.
4.    Indenture; Limitations.
The Issuers issued the Notes under an Indenture dated as of [●], 20[•] (the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust National Association, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
5.    Redemption.
The Notes are not subject to redemption at the option of the Issuers or through the operation of any sinking fund.
6.    Repurchase.
If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Issuers to repurchase all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date specified by the Issuers that is not less than 20 calendar days nor more than 35 calendar days (or such longer period required by law) following the date of the Fundamental Change Issuer Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuers shall instead pay the full amount of accrued and unpaid interest to Holders of record as of the preceding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased.
7.    Exchange.
Subject to and upon compliance with the provisions of the Indenture, upon satisfaction of the Exchange Privilege Condition, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, at an initial exchange rate of 666.6700 shares of Common Stock (equivalent to an initial exchange price of approximately $1.50 per share) (subject to adjustment as provided in the Indenture) per $1,000 principal amount of Notes (subject to the settlement provisions in Sections 13.03 and 13.04 of the Indenture). Notwithstanding any provision to the contrary herein, in the event that the Issuers’ Exchange Condition shall be satisfied, (i) $120 million principal amount of the Notes (or such lesser amount as shall then be outstanding) shall no longer be exchangeable and shall automatically, and without any further action required of any party, be immediately cancelled and the debt thereunder extinguished, and (ii) at the option of the Issuers, the Issuers may cause all remaining outstanding Notes to be exchanged into shares of Common Stock at the Exchange Rate; provided that the option set forth in clause (ii) must be exercised by the Issuers’ within 15 Business Days of the satisfaction of the Issuers’ Exchange Condition. The Issuers shall settle each exchange of Notes by delivering shares of Common Stock (other than in the case of Sprint and its Affiliates, which shall, at their election, by notice delivered to the Issuers concurrently with the Notice of Exchange, receive in lieu of Common Stock issuable upon exchange, such number of shares of Class B Common Stock and Class B Common Units which, upon exchange thereof pursuant to the Operating Agreement, Equityholders’ Agreement, Clearwire’s Amended and Restated Certificate of Incorporation and Stock Delivery Agreement shall entitle Sprint or such Affiliates to receive such number of shares of Common Stock equal to the Conversion Rate on the Conversion Date). The Issuers shall not issue any fractional share of Common Stock upon exchange of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon exchange based on the Last Reported Sale Price of the Common Stock on the Exchange Date.
8.    Denominations; Transfer; Exchange.
The Notes are in registered form without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
8.    Persons Deemed Owners.
A registered Holder may be treated as the owner of a Note for all purposes.
9.    Unclaimed Money.
If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.    Discharge Prior to Repurchase, Exchange or Maturity.
If the Notes have become due and payable (whether at the Maturity Date, upon any Fundamental Change Repurchase Date or upon exchange or otherwise) and the Issuers irrevocably deposit, or cause to be deposited, with the Trustee either money and shares of Common Stock (or other consideration due upon exchange, as applicable), sufficient to pay the then outstanding principal of (and premium, if any) and, in the case of an exchange, the amount of any consideration due to Holders upon such exchange, and accrued interest on the Notes to the Repurchase, Exchange or Maturity Date, the Issuers will be discharged from their obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof.
11.    Amendment; Supplement; Waiver.
Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.
12.    Successor Persons.
When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.
13.    Remedies for Events of Default.
If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuers or any Guarantor that is a Significant Subsidiary occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.
14.    Guarantees.
The Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior basis, to the extent set forth in the Indenture, by each of the Guarantors.
15.    Trustee Dealings with Issuers.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and their Affiliates as if it were not the Trustee.
16.    Authentication.
This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.
17.    Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to CLEARWIRE COMMUNICATIONS LLC, 1475 120TH AVENUE NE, BELLEVUE, WA 98005, ATTENTION: GENERAL COUNSEL, or CLEARWIRE FINANCE, INC., 1475 120TH AVENUE NE, BELLEVUE, WA 98005, ATTENTION: GENERAL COUNSEL.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
                                                    (Insert assignee’s legal name)
                                            (Insert assignee’s soc. sec. or tax I.D. no.)
                                      (Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:
Your Signature:
        (Sign exactly as your name appears on
        the face of this Note)
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Clearwire Communications LLC
1475 120th Avenue NE,
Bellevue, WA 98005
Clearwire Finance, Inc.
1475 120th Avenue NE,
Bellevue, WA 98005
Wilmington Trust, National Association Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
Fax: (612) 217-5651
Attention: Clearwire Communications LLC
Administrator
Re: 1.00% Exchangeable Notes due 2018
Reference is hereby made to the Indenture, dated as of [__] (the “Indenture”), among Clearwire Communications LLC (the “Company”), Clearwire Finance, Inc. (“Finance Co,” and together with the Company, the “Issuers”), the Guarantors party thereto and Wilmington Trust NATIONAL ASSOCIATION, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
           (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    o Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the

Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.    £ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.    £ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note or a Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    o such Transfer is being effected pursuant to Rule 144 under the Securities Act or pursuant to another exemption from the registration requirements under the Securities Act (other than Rule 144A or Regulation S) (Specify such exemption if other than Rule 144:__________________);
or
(b)    o such Transfer is being effected to the Issuers or a subsidiary thereof;
or
(c)    o such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will, to the extent required under applicable U.S. securities laws, be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Notes and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
    Name:
    Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    o a beneficial interest in the:
(i)    o 144A Global Note (CUSIP ), or
(ii)    o Regulation S Global Note (CUSIP ), or
(b)    o a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    o a beneficial interest in the:
(i)    o 144A Global Note (CUSIP ), or
(ii)    o Regulation S Global Note (CUSIP ), or
(iii)    o unrestricted Global Note (CUSIP ), or
(b)    o a Restricted Definitive Note, or
(c)    o an unrestricted Definitive Note
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Clearwire Communications LLC
1475 120th Avenue NE,
Bellevue, WA 98005
Clearwire Finance, Inc.
1475 120th Avenue NE,
Bellevue, WA 98005
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
Re: 1.00% Exchangeable Notes due 2018
(CUSIP )
Reference is hereby made to the Indenture, dated as of [•], 20[•] (the “Indenture”), among Clearwire Communications LLC (the “Company”), Clearwire Finance, Inc. (“Finance Co,” and together with the Company, the “Issuers”), the Guarantors party thereto and Wilmington Trust NATIONAL ASSOCIATION, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)    o Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    £ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s

C-1

Restricted Definitive Note for a beneficial interest in the [144A Global Note / Regulation S Global Note] with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
    Name:
    Title:
Dated:

C-2

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 20 , among (the “New Guarantor”), a [Delaware] corporation , Clearwire Communications LLC (the “Company”) and Clearwire Finance, Inc. (together with the Company, the “Issuers”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of [●], 20[•], providing for the issuance of 1.00% Exchangeable Notes due 2018 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees as follows:
(a)    the New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
(b)    the New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article Twelve of the Indenture on a senior basis.

3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the New Guarantor, as such, shall have any liability for any obligations of the Issuers or any New Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
4.    NEW YORK LAW TO GOVERN. SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Issuers.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: ____________, 20___
[NEW GUARANTOR]
By:
    Name:
    Title:
CLEARWIRE COMMUNICATIONS LLC
By:
    Name:
    Title:
CLEARWIRE FINANCE, INC.

By:
    Name:
    Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee
By:
    Authorized Signatory

EXHIBIT E
INCUMBENCY CERTIFICATE
The undersigned, , being the of (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wilmington Trust, National Association, as Trustee under the Indenture dated as of [●], by and among the Issuer, , the Guarantors party thereto from time to time and Wilmington Trust, National Association.
Name                  Title                 Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the day of , 20 .

Name:
Title:

E-1

EXHIBIT F
FORM OF NOTICE OF EXCHANGE
Clearwire Communications LLC
1475 120th Avenue NE,
Bellevue, WA 98005
Clearwire Finance, Inc.
1475 120th Avenue NE,
Bellevue, WA 98005
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such exchange, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer or similar taxes in accordance with Section 13.03 of the Indenture.
The undersigned hereby certifies that [CHECK ONE OF (1), (2) OR (3)]:
(1)    o The beneficial owner of the Note(s) upon whose behalf the option to exchange is being made is a “qualified institutional buyer” within the meaning of Rule 144A or the Note(s) are being exchanged for one or more accounts by a Person who exercises sole investment discretion and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A;
(2)    o The beneficial owner of the Note(s) upon whose behalf the option to exchange is being made is a “non-U.S. person” within the meaning of Regulation S under the Securities Act; or
(3)    o Neither of the foregoing.
The undersigned agrees to provide to the Issuers additional information upon request to enable the Issuers to determine whether the issuance of Common Stock, if any, upon settlement of the exchange qualifies for an exemption from the registration requirements of the Securities Act.
Dated: ___________

F-1

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder. Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:
Please print name and address:

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be exchanged (if less than all): $______.000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

F-2

EXHIBIT G
FORM OF REPURCHASE NOTICE
Clearwire Communications LLC
1475 120th Avenue NE,
Bellevue, WA 98005
Clearwire Finance, Inc.
1475 120th Avenue NE,
Bellevue, WA 98005
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Clearwire Communications LLC and Clearwire Finance, Inc. (collectively, the “Issuers”) regarding the right of Holders to elect to require the Issuers to repurchase the Notes and requests and instructs the Issuers to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note, with respect to a Fundamental Change, if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
The certificate numbers of the Notes to be repurchased are as set forth below:
Dated: ________________
Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$______.000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.